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                                                                    Exhibit 4(h)

                              SUB-ADVISER AGREEMENT

SUB-ADVISER AGREEMENT executed as of August 5, 2003, between Allmerica Financial Investment Management Services, Inc. (the "Manager") and Goldman Sachs Asset Management, L.P. (the "Sub-Adviser").

WITNESSETH:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.   SERVICES TO BE RENDERED BY SUB-ADVISER TO THE TRUST

     (a) Subject always to the control of the Trustees of Allmerica Investment Trust (the "Trust"), a Massachusetts business trust, the Sub-Adviser, at its expense, will furnish continuously an investment program for the following series of shares of the Trust: the Core Equity Fund (the "Fund") and such other series of shares as the Trust, the Manager and the Sub-Adviser may from time to time agree on (together, the "Funds"). The Sub-Adviser acknowledges the Fund may have one or more other sub-advisers and that the Manager shall from time to time determine the portion of the Fund's assets to be managed by the Sub-Adviser (the "Sub-Adviser's Portion"). With respect to the Fund, the Sub-Adviser shall be responsible only for the Sub-Adviser's Portion and the Sub-Adviser shall have no responsibility for remaining portion(s) or segment(s) of the Fund and the Sub-Adviser shall not be responsible for any costs, expenses, or liabilities arising from any portion of the Fund other than the Sub-Adviser's Portion. The Sub-Adviser will make investment decisions on behalf of the Sub-Adviser's Portion and place all orders for the purchase and sale of portfolio securities and instruments. The Sub-Adviser shall not consult with any AIT Sub-Adviser (other than affiliated persons of the Sub-Adviser) concerning transactions for the Fund in securities or other assets. To the extent that multiple AIT Sub-Advisers serve as investment advisers of the Fund, the Sub-Adviser shall be responsible for providing advice to the Fund only with respect to the Sub-Adviser's Portion of the Fund's portfolio. In the performance of its duties, the Sub-Adviser will comply with the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust and the objectives and policies of the Fund, as set forth in the current Registration Statement of the Trust filed with the Securities and Exchange Commission ("SEC") and any applicable federal and state laws, and will comply with other policies which the Trustees of the Trust (the "Trustees") or the Manager, as the case may be, may from time to time determine and which are furnished to the Sub-Adviser. The Manager and the Sub-Adviser agree that the Sub-Adviser shall treat the Sub-Adviser's Portion as if it were a separate investment company for the purposes of determining compliance with the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust and the objectives and policies of the Fund, as set forth in the current Registration Statement of the Trust filed with the SEC and any applicable federal and state laws, including, without limitation U.S. tax laws, and other policies which the Trustees of the Trust or the Manager may furnish to the Sub-Adviser, provided that with respect to procedures governing transactions involving affiliates (such as those adopted pursuant to the Investment Company Act of 1940 ("1940 Act") Rule 17a-7, 17e-1 and 10f-3), such procedures will identify any affiliate of the Manager and the Fund, other than affiliates of the Manager. The Sub-Adviser shall not bear any responsibility and shall be released from any obligation or cost which results from entering into a trade pursuant to the Fund's Rule 17a-7, 17e-1 or 10f-3 procedures with any affiliated entity, other than affiliates of the Manager, not specifically identified to the Sub-Adviser by the Manager. The Sub-Adviser shall make its officers and employees available to the Manager from time to time at reasonable times to review investment policies of the Fund and to consult with the Manager regarding the investment affairs of the Fund. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed to be an agent of the Trust.

     (b) The Sub-Adviser, at its expense, will furnish (i) all investment and management facilities, including salaries of personnel necessary for it to perform the duties set forth in this Agreement, and (ii) administrative facilities, including clerical personnel and equipment necessary for the conduct of the investment affairs of the Fund (excluding brokerage expenses and pricing and bookkeeping services).

     (c) The Sub-Adviser shall place all orders for the purchase and sale of portfolio investments for the Sub-Adviser's Portion with issuers, brokers, dealers and, to the extent applicable, Futures Commission Merchants ("FCM") selected by the Sub-Adviser which may include brokers, dealers or FCM's affiliated with the Sub-Adviser. In the selection of such brokers, or dealers or FCM's and the placing of

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          such orders, the Sub-Adviser always shall seek best execution. Subject to such policies as the Trustees may determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay a broker or dealer that provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such excess amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser and its affiliates with respect to the Trust and to other clients of the Sub-Adviser as to which Sub-Adviser or any affiliate of the Sub-Adviser exercises investment discretion.

     (d) The Manager hereby agrees and consents that the Sub-Adviser and its affiliates are authorized to execute agency cross transactions (collectively "Cross transactions") for the Fund provided such transactions comply with the Rule 206(3)-2 under the Investment Advisers Act of 1940 ("Advisers Act"), Rule 17e-1 under the 1940 Act and any other applicable laws or regulations. Cross transactions are transactions which may be effected by the Sub-Adviser or its affiliates acting for both the Fund and the counterparty to the transaction. Cross transactions enable the Sub-Adviser to purchase or sell a block of securities for an account at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sell order. However, the Manager should note that the Sub-Adviser has a potentially conflicting division of loyalties and responsibilities regarding both parties to Cross transactions and that the Sub-Adviser, or any of its affiliates, if acting as broker, may receive commissions from both parties to such transactions. The Manager understands that its authority as the Sub-Adviser to execute Cross transactions for the Account is terminable at will without penalty, effective upon receipt by the Sub-

          Adviser of written notice from the Fund, and that the failure to terminate such authorization will result in its continuation.

          In connection with any agency Cross transactions, the Sub-Adviser will provide the Fund with a confirming letter describing the details of such trades, and other reports or information that the Fund may reasonably request. Upon request, the Sub-Adviser will disclose to the Fund the commissions received by the Sub-Adviser or its affiliates for executing the other side of the transaction.

2.   OTHER AGREEMENTS

     It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Sub-Adviser, and in any person controlled by or under common control with the Sub-Adviser, and that the Sub-Adviser and any person controlled by or under common control with the Sub-Adviser may have an interest in the Trust. It is also understood that the Sub-Adviser and persons controlled by or under common control with the Sub-Adviser have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses.

3.   COMPENSATION TO BE PAID BY THE MANAGER TO THE SUB-ADVISER

     The Manager will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered a fee, determined as described in Schedule A which is attached hereto and made a part hereof. Such fee shall be paid by the Manager and not by the Trust.

4.   AMENDMENTS OF THIS AGREEMENT

     This Agreement (including Schedule A attached hereto) shall not be amended as to any Fund unless such amendment is approved at a meeting by the affirmative vote of a majority of the outstanding voting securities of the Fund, if such approval is required under the 1940 Act, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Sub-Adviser.

     It is understood that the name "Goldman, Sachs & Co." or "Goldman Sachs" or any derivative thereof, any tradename, trademark, trade device, service mark, symbol or logo associated with those name are the valuable property of the Sub-Adviser and that the Manager has the right to use such name (or derivative or logo), in offering materials or promotional or sales-related materials of the Fund, only with the prior written approval of the Sub-Adviser and for so long as the Sub-Adviser is Sub-Adviser of the Fund.

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     Notwithstanding the foregoing, the Sub-Adviser's approval is not required when (i) previously approved materials are re-issued with minor modifications, or (ii) the Manager and the Sub-Adviser identify materials which they jointly determine do not require the Sub-Adviser's approval. Upon termination of this Agreement, the Fund and the Manager shall forthwith cease to use such name (or derivative or logo).

5.   EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT

     This Agreement shall be effective as of the date executed, and shall remain in full force and effect as to each Fund continuously thereafter, until terminated as provided below:

     (a) Unless terminated as herein provided, this Agreement shall continue in full force and effect for successive periods of one year, but only so long as such continuance is specifically approved at least annually
          (i) by the Trustees or by the affirmative vote of a majority of the outstanding voting securities of the Fund, and (ii) by a vote of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of any Sub-Adviser, by vote cast in person at a meeting called for the purpose of voting on such approval; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     (b) This Agreement may be terminated as to any Fund without the payment of any penalty by the Manager, subject to the approval of the Trustees, by vote of the Trustees, or by vote of a majority of the outstanding voting securities of such Fund at any annual or special meeting or by the Sub-Adviser, in each case on sixty days' written notice.

     (c) This Agreement shall terminate automatically, without the payment of any penalty, in the event of its assignment or in the event that the Management Agreement with the Manager shall have terminated for any reason.

     (d) In the event of termination of this Agreement, the Fund will no longer use the name "Goldman Sachs" or "Goldman Sachs Asset Management" in materials relating to the Fund except as may be required by the 1940 Act and the rules and regulations thereunder.

6.   CERTAIN DEFINITIONS

     For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding voting securities" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

     For the purposes of this Agreement, the terms "control", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and rules and regulations thereunder, subject, however, to such exemptions as may be granted by the SEC under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     For the purposes of this Agreement, "AIT Sub-Adviser" means an investment adviser, as defined in Section 2(a)(20)(B) of the 1940 Act, for a series of the Trust other than the Manager.

7.   NON-LIABILITY OF SUB-ADVISER

     The Sub-Adviser shall be under no liability to the Trust, the Manager or the Trust's Shareholders or creditors for any matter or thing in connection with the performance of any of the Sub-Adviser's services hereunder or for any losses sustained or that may be sustained in the purchase, sale or retention of any investment for the Funds of the Trust made by it in good faith; provided, however, that nothing herein contained shall be construed to protect the Sub-Adviser against any liability to the Trust by reason of the Sub-Adviser's own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

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8.   LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS

     A copy of the Trust's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed by the Trustees as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the appropriate Fund.

9. REPRESENTATION OF SUB-ADVISER AND THE MANAGER. The Sub-Adviser and the Manager each represent, warrant, and agree as follows:

     (a) Each of the Sub-Adviser and the Manager: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization, necessary to be made in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the other party to the Agreement of the occurrence of any event that would disqualify it from serving as an investment adviser of any investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser and the Manager each has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act.

     (c) The Manager represents and warrants that the Trust (including the Fund) is duly registered as an open-end investment company under the 1940 Act and shall promptly notify the Sub-Adviser if the Trust (including the Fund) is no longer so registered or covered by an applicable exemption from registration.

10. The Manager and Trust administrator (currently Investors Bank & Trust Company) will perform the tax diversification tests for the Fund required under Subchapter M and Section 817(h) of the Internal Revenue Code ("IRC") and will take reasonable steps to comply with those provisions. In the event that the Manager becomes aware that the Fund is not in compliance with the diversification standards of Subchapter M or Section 817(h) of the IRC, the Manager shall promptly notify the Sub-Adviser so the Sub-Adviser will have a reasonable opportunity to cure the deficiency within the time permitted under Subchapter M or Section 817(h), as the case may be.

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IN WITNESS WHEREOF, Allmerica Financial Investment Management Services, Inc. has
caused this instrument to be signed in duplicate on its behalf by its duly authorized representative and Goldman Sachs Asset Management, L.P. has caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

                                       ALLMERICA FINANCIAL INVESTMENT MANAGEMENT
                                       SERVICES, INC.


                                       By: /s/ John P. Kavanaugh
                                           -------------------------------------

                                       Title: President


                                       GOLDMAN SACHS ASSET MANAGEMENT, L.P.


                                       By: /s/ Howard B. Surloff
                                           -------------------------------------

                                       Title: Managing Director

Accepted and Agreed to as of the day and year first above written:

ALLMERICA INVESTMENT TRUST


By: /s/ Donald P. Wayman
    -----------------------------------

Title: Vice President

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                                   SCHEDULE A

For purposes of calculating fees under this Sub-Adviser Agreement, the assets of the Sub-Adviser's Portion of the Fund shall be aggregated with the portion of the assets of any other affiliated accounts of the Manager managed by the Sub-Adviser in a similar investment mandate (together, the "Aggregated Assets"). The "Aggregated Assets" will be applied to the following schedule and the resulting fee shall be prorated back to the Fund and other affiliated accounts accordingly.

The Manager will pay to the Sub-Adviser as full compensation for the Sub-Adviser's services rendered, a fee computed daily and paid quarterly at an annual rate based on the average daily net assets of the Aggregated Assets, under the following schedule:

NET ASSETS                              FEE RATE
----------                              --------

First $300 million...................     0.30%
Over $300 million....................     0.25%

The average daily net assets of the Aggregate Assets shall be determined by taking an average of all of the determinations of net assets during each month at the close of business on each business day during such month while this Agreement is in effect.

The fee for each quarter shall be payable within ten (10) business days after the end of the quarter.

If the Sub-Adviser shall serve for any period less than a full month, the foregoing compensation shall be prorated according to the proportion which such period bears to a full month.

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